UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2008

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 - 30733	41-1978822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2008, American Medical Systems, Inc. entered into a Confidential Separation Agreement with Stephen J. McGill, the company’s former Senior Vice President — Global Sales and one of the registrant’s “named executive officers” in its 2008 proxy statement, in connection with his previously announced resignation which was effective on April 30, 2008.
The separation agreement restates and, in certain cases, clarifies the terms on which certain benefits provided in Mr. McGill’s offer letter and employment agreement (described in the 2008 proxy statement) will be paid, including relocation benefits and a lump sum payment useable for continued health and dental insurance coverage.
In addition, the separation agreement provides Mr. McGill with the right to receive payments of $21,917 per month for each month (or a prorated portion thereof for each partial month) from November 3, 2008 through April 30, 2009, to the extent he has not secured full time employment prior to or during such period. These payments are in addition to the lump-sum severance payment of $131, 500 provided under the terms of Mr. McGill’s offer letter and employment agreement, as described in the proxy statement.
The separation agreement is filed herewith as Exhibit 10.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Confidential Separation Agreement, dated May 5, 2008, between American Medical Systems, Inc. and Stephen J. McGill.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: May 29, 2008	By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Confidential Separation Agreement, dated May 5, 2008, between American Medical Systems, Inc. and Stephen J. McGill. (filed herewith).

4